UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 3, 2019
PRA Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50058	75-3078675
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Corporate Boulevard, Norfolk, Virginia		23502
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	888-772-7326
Not Applicable
______________________________________________
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 3, 2019, the Board of Directors of PRA Group, Inc. (the “Company”) appointed Danielle Brown, an accomplished information technology executive with over 18 years of experience in global technology services, as an independent director, effective January 3, 2019, with a term expiring at the Company’s 2020 Annual Meeting of Stockholders. The Company’s press release dated January 8, 2019, announcing Ms. Brown’s appointment, and providing additional information regarding Ms. Brown’s business experience, is furnished as Exhibit 99.1 to this Form 8-K.

There are no family relationships, arrangements or understandings between Ms. Brown and any of the Company’s directors or executive officers, nor are there any agreements with any other person pursuant to which Ms. Brown was appointed to serve on the Company’s Board of Directors. Ms. Brown has no direct or indirect material interest in any transaction with which the Company is a participant, which would be subject to disclosure pursuant to Item 404(a) of Regulation S-K.

Ms. Brown will receive compensation for her services as an independent director in accordance with the Company’s standard compensation program for non-executive directors, which was previously disclosed in the Company’s 2018 proxy statement and filed with the Securities and Exchange Commission on April 27, 2018.

The Board of Directors has not yet appointed Ms. Brown to any committees.

Item 9.01.    Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.

99.1	Press Release dated January 8, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRA Group, Inc.

Date: January 8, 2019	By:	/s/ Peter M. Graham
Peter M. Graham
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT	DESCRIPTION
99.1	Press Release dated January 8, 2019